[letterhead of Grant Thornton, LLP]

January 23, 2003

Securities and Exchange Commission
Washington, D.C. 20549
Re:       Brookline Bancorp, Inc.

File No. 0-23695

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Brookline Bancorp, Inc., dated January 17, 2003, and agree with the statements concerning our Firm contained therein.


Very truly yours,

/S/ Grant Thornton, LLP